SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2002

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, VA	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

                  On November 15, 2002, VCampus Corporation entered into an agreement with a provider of higher education courses under which VCampus has been engaged to perform a preliminary analysis of the provider’s proprietary technology platform for the online delivery of courses.  The analysis is being undertaken for the purpose of VCampus and the provider determining the feasibility and desirability of pursuing a collaborative relationship.  Although the substance and terms of any future collaboration are subject to negotiation and execution of a definitive agreement, and assuming the preliminary analysis is satisfactory to the contracting provider, the parties contemplate exploring an arrangement pursuant to which the provider would outsource the operation of its technology platform to VCampus and VCampus eventually may acquire rights to utilize the platform for the delivery of third-party courses. The preliminary analysis is scheduled to be completed no later than April 30, 2003, unless the contracting provider extends the deadline.  The contracting provider has agreed to pay VCampus a total fee of $85,000, earned in installments, for satisfactory completion and performance of the preliminary analysis.  VCampus estimates that the cost to complete the preliminary analysis will exceed the associated fees.

                On October 24, 2002, VCampus received a purchase order from Northrop Grumman Corporation in the amount of $422,500 for design and development services. These services, to be provided under a time and materials basis, include instructional design, web design, programming, project management and subject matter expertise in support of Northrop Grumman’s contract with the U.S. Treasury.  Management believes the services to be provided under this purchase order could lead to additional business with this customer.

             In November 2002, the Company raised approximately $70,000 through the issuance of 2,800 and 120 shares of Series G Preferred Stock at a purchase price of $24.90 per share (10 times the trailing five-day average closing price of its common stock) to accredited investors and a placement agent, respectively.  Under the terms of this financing, the Company also issued five-year fully vested warrants to purchase 7,000 and 300 shares of common stock at $2.74 per share to the same accredited investors and placement agent, respectively.  Each share of Series G Preferred Stock is initially convertible into 10 shares of common stock at any time at the election of the holder.  This financing, which supplements the approximately $1.0 million Series G financing closed at the end of September 2002, was completed to improve the Company’s cash position and to assist the Company’s efforts to maintain compliance with Nasdaq listing requirements.

This Form 8-K contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) growing competition; and (4) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of ``Risk Factors’’ in our Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002, and other SEC filings.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION

Date: November 19, 2002	/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer